EXHIBIT 16.1

                                                    ANDERSEN
                                                    Arthur Andersen LLP
                                                    Suite 1600
                                                    701 B Street
                                                    San Diego, CA  92101-8195

Securities and Exchange Commission                  Tel 619 699 6600
450 Fifth Street, N.W.                              Fax 619 699 6990
Washington, D.C.  20549
                                                    www. andersen.com


April 3, 2002

Ladies and Gentlemen:

         RE:      ADVANCED MARKETING SERVICES, INC.

We have read Item 4 of the Advanced Marketing Services, Inc. Current Report on Form 8-K dated April 3, 2002 and we are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP